UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2003

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23804	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

4120 Dublin Boulevard, Suite 400, Dublin, CA 94568

(Address of principal executive offices)

(Registrant’s telephone number, including area code):  (925) 560-9000

Item 5. Other Events and Regulation FD Disclosure.

On November 17, 2003, Simpson Manufacturing Co., Inc. announced the resignation of Sunne Wright McPeak from its Board of Directors in a press release reproduced below:

PRESS RELEASE – November 17, 2003

SIMPSON MANUFACTURING CO., INC. ANNOUNCES THE

RESIGNATION OF SUNNE WRIGHT McPEAK FROM ITS BOARD OF DIRECTORS

Dublin, CA — Simpson Manufacturing Co., Inc. (the “Company”) announced today that Director Sunne Wright McPeak, has resigned from the Company’s Board of Directors (“Board”) because of her appointment as California Secretary of Business, Transportation and Housing.  Her resignation was effective on November 14, 2003.  Ms. McPeak has served on the Company’s Board since 1994 and was a member of the Audit and Compensation Committees. The Company and especially its Board Chairman, thank Ms. McPeak for her outstanding contributions and her presence during her service on the Board and its committees.

Simpson Manufacturing Co., Inc., headquartered in Dublin, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood-to-wood, wood-to-concrete and wood-to-masonry connectors and pre-fabricated shearwalls. Simpson Strong-Tie also offers a full line of adhesives, mechanical anchors and powder actuated tools for concrete, masonry and steel. The Company’s other subsidiary, Simpson Dura-Vent Company, Inc., designs, engineers and manufactures venting systems for gas and wood burning appliances. The Company’s common stock trades on the New York Stock Exchange under the symbol “SSD.”

For further information, contact Barclay Simpson at (925) 560-9032.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	November 17, 2003	By	/s/Michael J. Herbert
Michael J. Herbert
Chief Financial Officer